Exhibit 10.31.5
PURCHASE AND SALE AGREEMENT


     AGREEMENT ("Agreement") entered into this 26th day of September, 1997 by and between ROYALTON COMPANY, a Cayman Islands entity having its principal place of business in George Town, Grand Cayman (the "Purchaser"), and THE ROCKY RIVER REALTY COMPANY, a Connecticut corporation having its principal place of business in Berlin, Connecticut (the "Company" or the "Seller").

Pursuant to Note Agreements each dated April 14, 1992 between the Company and certain others (collectively, the "Original Note Agreement") and certain other Operative Agreements, as defined in the Original Note Agreement, the Company issued $15,000,000 aggregate principal amount of 8.81% Guaranteed Senior Secured Notes, Series A, due April 14, 2007 (the "Series A Notes").
As contemplated by and provided for in the Original Note Agreement, certain of the Series A Notes have been assigned and transferred by the original holders thereof to subsequent purchasers and holders thereof and the remaining outstanding Series A Notes have been repurchased by the Company to be reissued to the Purchaser under the terms of the Amendment to Note Agreement dated as of September 26, 1997 (together with the Original Note Agreements, the "Note Agreement") and as further provided herein, which reissued note in the aggregate principal amount of $5,828,180.14 (the "Note") is to be of the same series and tenor as the Series A Notes repurchased by the Company. Purchaser desires to purchase the Note from Seller, as set forth more fully below and in Exhibit A hereto. Capitalized terms used herein which are defined in the Note Agreement have the respective meanings set forth therein, unless otherwise defined herein or the context otherwise requires.


AGREEMENT

     NOW, THEREFORE, in consideration of the premises and agreements herein contained, the parties have agreed and do hereby agree as follows:

     1. Transfer of Note. Upon the terms set forth in this Agreement, Seller will sell, assign, transfer and deliver to Purchaser, and Purchaser will purchase from Seller, at the Closing (as defined in Section 4), the Note for the amount to be paid to the Company set forth on Exhibit A hereof.

2. Representations and Warranties of Purchaser. Purchaser represents and warrants as follows:

     (a) Organization and Authority of Purchaser. Purchaser is duly organized, validly existing and in good standing under the laws of its foreign jurisdiction and has valid corporate authority to execute and deliver this Agreement and to purchase the Note.

     (b) Authority. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by Purchaser, have received all necessary governmental or regulatory approval and no further corporate action by Purchaser is or shall be required for such execution, delivery, performance or consummation.

     (c) No Registration. Purchaser understands that the Note has not been and will not be registered under the Securities Act of 1933, as amended (the "Act"), or any state securities or "Blue Sky" laws, and may be resold only if registered pursuant to the provisions of the Act and applicable state securities laws or if an exemption from such registration is available; that the Company is not required to register the Note; and that any transfer must comply with the agreements and documents that govern the Note. The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Note it purchases hereunder.

     (d) Status of Purchaser; Purpose of Purchase. The Purchaser is a sophisticated institutional investor that is an "accredited investor" within the meaning of Rule 501 under the Act and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Note and is able to bear the economic risk of such investment. The Purchaser represents that it is not (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not it is subject to the provisions of Title I of ERISA or (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended. The Purchaser is acquiring the Note for its own account, and not with a present view to, or for sale in connection with any, distribution thereof, provided that the disposition of the Purchaser's property shall at all times be and remain within its control.

     (e) No Solicitation. The Note was not offered or sold to Purchaser by any form of general solicitation or general advertising.

     (f) Independent Investigation. Purchaser acknowledges that it has conducted, to the extent it deemed necessary, an independent investigation of such matters, and has had the opportunity to receive such information as, in its judgment, is necessary for it to make an informed investment decision, and has not relied upon the Seller for any investigation or assessment to evaluate the transaction contemplated hereby.

     (g) Public Information. Certain information that may be pertinent to the Purchaser's decision to purchase the Note can be obtained from a variety of public sources, including the Securities and Exchange Commission. The Purchaser has obtained and carefully reviewed the Company's most recent Annual Report on Form 10K and the press releases and other public disclosures made by the Company since the filing of its annual report.

     (h) Principal Amount. The Note is in the outstanding principal amount of $5,828,180.14, no part of which has been terminated, paid or otherwise reduced.

3. Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows:

     (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut and has valid corporate authority to execute and deliver this Agreement, the Note Agreement and the Modification and Confirmation of Assignment of Leases, Rents and Profits, Security Agreement and Negative Pledge (the "Modification").

     (b) Authority. The execution, delivery and performance of this Agreement, the Note Agreement and the other Operative Agreements, including the Note, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Company and no further corporate action by the Company is or shall be required for such execution, delivery, performance or consummation. This Agreement and the other Operative Agreements have been duly executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application affecting the rights of creditors and by general equity principles. No governmental or regulatory approval is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Company.

     (c) No Conflict or Restrictions. The Company is not now under any obligation of a contractual or other nature to any person, firm or corporation which is inconsistent or in conflict with this Agreement, the Notes, the Note Agreement or the other Operative Agreements, or which would prevent, limit or impair in any way its performance of its obligations hereunder or thereunder.

     (d) Title to Property. The Company owns the Office Lease Property free and clear of all liens, charges and encumbrances, other than as permitted under the Note Agreement and other Operative Agreements.

     (e) Series B Notes. The Company has paid off in full and retired the Series B Notes.

     (f) Defaults; Guaranty. There are no Defaults or Events of Default under the Notes or the Note Agreement. Since December 31, 1996, there has been no material adverse change in the financial condition of the Company other than as disclosed in Northeast Utilities' 1996 Annual Report, Annual Report on Form 10-K for the year ended December 31, 1996, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 and its Current Reports on Form 8-K filed after January 1, 1997. The Guaranty has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, the Guarantor enforceable against the Guarantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application affecting the rights of creditors and by general equity principles and is in full force and effect.

     (g) Documentation. True and complete copies of the Notes, the applicable Note Agreement and the other Operative Agreements have been provided to Purchasers.

     4. Closing. The closing of the purchase and sale of the Notes as provided for herein (the "Closing") shall take place on or before September 26, 1997, or at such other time as mutually agreed to by the parties hereto.

     5. Payment of Consideration. At the Closing, (i) Purchaser shall deliver to the Company the consideration for the Note as set forth on Exhibit A hereof by wire transfer of immediately available funds and (ii) the Company shall deliver to Purchaser at the address for physical delivery therefor set forth on Exhibit A the Note purchased by Purchaser hereunder and an opinion of counsel substantially in the form of Exhibit B hereto.

     6. Consent Regarding Note Agreement. The Purchaser hereby consents that so long as it shall hold the Note, it will only seek to enforce the below-referenced provisions of the Note Agreement as if such provisions provide as follows:

          (a) Section 3.1: The definition of "Major Subsidiary" shall exclude Public Service Company of New Hampshire and North Atlantic Energy Corporation for all completed fiscal years of NU ending on or before December 31, 1998. Furthermore, the term "Major Subsidiary" shall be limited to Western Massachusetts Electric Company, a Massachusetts corporation; The Connecticut Light and Power Company, a Connecticut corporation; Public Service Company of New Hampshire, a New Hampshire corporation; and North Atlantic Energy Corporation, a New Hampshire corporation, so long as each of these Subsidiaries from time to time either holds more than ten percent (10%) of the consolidated assets of Guarantor and its Subsidiaries (as defined in Section 3.1 of the Note Agreement), or accounts for more than ten percent (10%) of the consolidated earnings of Guarantor and its Subsidiaries, both tests measured as of the end of the most recently completed fiscal year of Guarantor.

          (b) Sections 4.2(b) and 11.1(h): The term "Investment Grade" is replaced in each place where it appears in Section 4.2 (b) of the Note Agreement with the term "Minimum Grade", which for those purposes and for purposes of Section 11.1(h) of the Note Agreement is defined as "a rating by Moody's Investor Services, Inc. (or any successor) of what is currently referred to as "B1" or higher, or by Standard & Poor's Corporation (or any successor) of what is currently known as "B+" or higher, respectively. In addition, the notification required by Section 11.1(h) of the Note Agreement shall apply only to becoming aware that Moody's Investors Services, Inc. or Standard & Poor's Corporation (or any successor to either such entity if either or both do not then exist) has placed the senior debt of any Major Subsidiary on a so-called "watch list" prior to a possible downgrading to a rating lower than Minimum Grade.

          (c) Transfer. Purchaser agrees that, without the prior written consent of the Company, it will not sell, assign, transfer or deliver the Note, or any portion thereof, unless it shall arrange to make the provisions of this Section 6 survive any subsequent transfer of the Note.

     7. Purchaser's Covenant. Purchaser hereby covenants, promises and agrees (a) to perform each and all of the covenants, agreements and obligations under the Note Agreement and the Operative Agreements to be performed by the original purchasers thereunder on or after the date hereof, at the time, in the manner and in all respects as provided in such documentation, and (b) to be bound by each and all of the terms and provisions of the Note Agreement and the Operative Agreements as though such documentation had originally been made, executed and delivered by such Purchaser on the date hereof, as such terms and provisions have been amended by this Agreement as to Purchaser.

     8. Conditions to Closing. The parties hereto acknowledge that simultaneously with the consummation of the transactions contemplated herein, and as conditions to Closing, (i) the Company, Northeast Utilities Service Company and the Trustee are separately entering into the Modification to be dated the date hereof; (ii) the Company, the Purchaser and the holders of the Series A Notes not being purchased and sold hereunder are entering into the Amendment to be dated the date hereof; and (iii) Northeast Utilities is executing an Extension of Note Guaranty to be dated the date hereof.

     9.   Miscellaneous.

          (a)  Modification.   The rights and duties hereunder may not be
modified, revised or terminated except by a writing signed by all parties hereto or their duly authorized representatives.

          (b) Expenses of Parties; Brokers. Except as otherwise specifically provided for herein, each party hereto shall bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of its counsel and other experts or brokers. Each party hereto further represents and warrants that no agent, broker, investment banker, person or firm acting on its behalf is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated herein, except for the fee of Donaldson Lufkin & Jenrette Securities Corporation, which the Company agrees to pay.

          (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement of the parties hereto.

          (d) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut.


IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

                                   ROYALTON COMPANY
                                   By Pacific Investment
                                     Management Company, as
                                     its Investment Advisor



                                   By  s/s Raymond Kennedy
                                        Raymond Kennedy
                                        Vice President



                                   THE ROCKY RIVER REALTY COMPANY
                              By  s/s David R. McHale
                                        David R. McHale
                                        Assistant Treasurer